Exhibit 10.6

FORM OF

REINSURANCE NOVATION AND ASSUMPTION AGREEMENT

by and among

ACE American Insurance Company, acting for itself and its affiliates including, without limitation, Pacific Employers Insurance Company;

ACE INA Insurance Company;

ACE Insurance Company;

Insurance Company of North America

and

Creole Insurance Company, Ltd.; and

Dampkraft Insurance Company

RECITALS

THIS REINSURANCE NOVATION AND ASSUMPTION AGREEMENT (the “Agreement”), is entered into and effective as of [●], 2015 (the “Effective Date”) by and among ACE American Insurance Company, individually and acting for the ACE Affiliates (in such capacities, the “Company”), Creole Insurance Company, Ltd., a South Carolina corporation (“Creole”), and Dampkraft Insurance Company, a South Carolina company (“Dampkraft”).

WHEREAS, the Company and/or the ACE Affiliates have previously entered into the Existing Reinsurance Agreements with Boudin Insurance Company , Ltd. (“Boudin”) and Creole; and

WHEREAS, in connection with a previous spin-off transaction between McDermott International, Inc. and Babcock & Wilcox Holdings, Inc. (the “Prior Divestiture”), Creole, Boudin and the ACE Affiliates entered into that certain Novation and Assumption Agreement effective as of May 18, 2010 (the “Prior Novation Agreement”); and

WHEREAS, pursuant to the Existing Reinsurance Agreements and the Prior Novation Agreement, Creole remains obligated, among other things, to reinsure the Company and/or the ACE Affiliates with regard to certain Existing Policies; and

WHEREAS, Creole, prior to the Separation, is a wholly owned Subsidiary of The Babcock & Wilcox Company (“RemainCo”); and

WHEREAS, Dampkraft, is a wholly owned Subsidiary of Babcock & Wilcox Enterprises, Inc. (“SpinCo”); and

WHEREAS, RemainCo intends to spin-off SpinCo (including Dampkraft) from RemainCo through a dividend of common stock of SpinCo to the shareholders of RemainCo (the “Separation”); and

WHEREAS, in connection with the Separation, the Parties wish to provide that Creole be the reinsurer with respect to cessions arising under the Existing Reinsurance Agreements and novated to Creole under the Prior Novation Agreement, from the operations, business, or property of RemainCo; and that Dampkraft be the reinsurer with respect to cessions arising under the Existing Reinsurance Agreements and novated to Creole under the Prior Novation Agreement, from the operations, business, or property of SpinCo, in each case whether such obligations were existing, accruing or arising before, on or after the Effective Date; and

WHEREAS, the Company, on its own behalf and on behalf of the ACE Affiliates, is willing to consent to the transfer, assumption, and novation of the matters as set forth herein, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises set out herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. The following terms used herein, including in the recitals and Exhibits hereto, shall have the following meanings:

“ACE Affiliate” means each Affiliate of ACE that has issued an Existing Policy, including Pacific Employers Insurance Company, ACE INA Insurance Company, ACE Insurance Company and Insurance Company of North America.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For this purpose “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“ALAA” means the Assumption and Loss Allocation Agreement, dated as of the date hereof, among the Company, RemainCo, SpinCo and certain other RemainCo Entities and SpinCo Entities signatory thereto.

“Assumed-by-Dampkraft Reinsurance Agreement” means, as to any Novated-to-Creole Reinsurance Agreement after the Assumption Time and giving effect to this Agreement, all rights, duties, and obligations of Creole to and in respect of the Company under such Novated-to-Creole Reinsurance Agreement as and to the extent novated to and assumed by Dampkraft.

“Assumption Time” means midnight (New York time) on the Effective Date.

“Boudin” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company SpinCo Obligation” means any obligation of the Company or an ACE Affiliate to or for the benefit of an Insured under an Existing Policy that arises, will arise, or has arisen from the operations, business, or property of a SpinCo Entity.

“Company RemainCo Obligation” means any obligation of the Company or an ACE Affiliate to or for the benefit of an Insured under an Existing Policy that arises, will arise, or has arisen from the operations, business, or property of a RemainCo Entity.

“Creole LOC” has the meaning set forth in Section 3(a).

“Dampkraft Assumption and Novation” has the meaning set forth in Section 2(c).

“Dampkraft LOC” has the meaning set forth in Section 3(b).

“Effective Date” has the meaning set forth in the recitals to this Agreement.

“ESIS” means ESIS, Inc., an Affiliate of the Company.

“Existing Collateral” means any and all letters of credit or trust agreements outstanding as of the date hereof provided by or required to be provided by Creole under the terms of any Existing Reinsurance Agreement in order to secure obligations arising thereunder.

“Existing Policy” means each policy of general liability insurance, automobile liability insurance, or workers compensation insurance issued prior to the date hereof by the Company or an ACE Affiliate and covering one or more SpinCo Entities and/or one or more RemainCo Entities that is subject to an Existing Reinsurance Agreement.

“Existing Reinsurance Agreement” means each reinsurance agreement (whether denominated a treaty, a reinsurance policy, a reinsurance agreement, a facultative certificate, or otherwise) in which (a) Creole is the reinsurer, (b) one or more of the Company and/or ACE Affiliates is or are the reinsureds, and (c) the ceded risk includes risk under any Existing Policy. “Existing Reinsurance Agreements” shall not mean or include any Existing Security Agreements (as defined below). Exhibit II attached hereto and made a part hereof reflects the Parties’ best efforts to list all Existing Reinsurance Agreements, but the definitions in this Agreement shall control in the event of any errors or omissions on such Exhibit.

“Existing Security Agreements” shall mean and include any trust agreement, collateral agreement, pledge and security agreement or other similar contract between the Company or an ACE Affiliate and Creole which was entered into in connection with or pursuant to any Existing Reinsurance Agreement (as defined above), and which are embodied in separately-executed written instruments.

“Go-Forward Creole Obligations” means the obligations of Creole under the Wholly Retained Creole Reinsurance Agreements, in each case after giving effect to the transfers, assumptions, novations, and releases effected by this Agreement.

“Go-Forward Dampkraft Obligations” means those obligations of Dampkraft under the Assumed-by-Dampkraft Reinsurance Agreements, in each case after giving effect to the transfers, assumptions, novations, and releases effected by this Agreement.

“Insured,” as a noun in reference to one or more insurance policies, means any Person who is insured by such policy or policies, regardless of whether such Person is designated an “Insured” or a “Named Insured” in such policy or is otherwise expressly identified therein.

“Master Separation Agreement” means a Master Separation Agreement to be entered into between RemainCo and SpinCo in connection with the Separation.

“Novated-to-Creole Reinsurance Agreement” means, the aggregate of all rights, duties, and obligations of Creole to and in respect of the Company under the Existing Reinsurance Agreements as and to the extent novated to and assumed by Creole pursuant to the Prior Novation Agreement.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its bylaws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its certificate or articles of formation or organization and its operating agreement or other organizational documents.

“Parties” means the Company, Dampkraft and Creole, collectively (and each individually is a “Party”).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Prior Novation Agreement” has the meaning set forth in the Recitals to this Agreement.

“RemainCo” has the meaning set forth in the recitals of this Agreement.

“RemainCo Entity” means RemainCo and each of the entities listed on Exhibit III attached hereto and made a part hereof. It is acknowledged and understood that, from and after the effectiveness of the Separation, the RemainCo Entities will not be Subsidiaries or Affiliates of SpinCo or any of the other SpinCo Entities.

“Separation” has the meaning set forth in the recitals to this Agreement.

“SpinCo” has the meaning set forth in the recitals to this Agreement.

“SpinCo Entity” means SpinCo and each of the entities listed on Exhibit I attached hereto and made a part hereof. It is acknowledged and understood that, from and after the effectiveness of the Separation, the SpinCo Entities will not be Subsidiaries or Affiliates of RemainCo or any of the other RemainCo Entities.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and one or more of its Subsidiaries.

“Substituted Collateral” means the Creole LOC and the Dampkraft LOC.

“Wholly Retained Creole Reinsurance Agreement” means a Novated-to-Creole Reinsurance Agreement that is not an Assumed-by-Dampkraft Reinsurance Agreement

2. Assumption and Novation.

(a) Dampkraft Assumption and Novation. Notwithstanding anything in any Existing Reinsurance Agreement to the contrary, and effective as of the Assumption Time, Creole hereby transfers and assigns, and Dampkraft hereby assumes by novation, so much of each Novated-to-Creole Reinsurance Agreement as reinsures any Company SpinCo Obligation. In connection with such transfer, assignment, and novation:

(i) Dampkraft hereby agrees to observe, pay, perform, satisfy, fulfill and discharge, to the extent and in the manner required under the applicable Novated-to-Creole Reinsurance Agreement, any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of Creole under the Novated-to-Creole Reinsurance Agreements with respect to the Company SpinCo Obligations insofar as transferred above (the “SpinCo Assumption and Novation”); and

(ii) The Company and each ACE Affiliate hereby consent to, and agree to give full force and effect to, the Dampkraft Assumption and Novation. From and after the Assumption Time, Dampkraft and not Creole shall be treated as the Company’s (or applicable ACE Affiliate’s) contractual counterparty with respect the contracts and mutual rights and obligations subject to the Dampkraft Assumption and Novation. Without limitation, the Company and each ACE Affiliate, as applicable:

a	may enforce against Dampkraft its rights with respect to the Company SpinCo Obligations under the Novated-to-Creole Reinsurance Agreements to the same extent such Person could, prior to the Dampkraft Assumption and Novation, enforce such rights against Creole, and

b	shall perform for the benefit of Dampkraft any obligation with respect to the Company SpinCo Obligations under the Novated-to-Creole Reinsurance Agreements to the same extent such Person was obligated, prior to the Dampkraft Assumption and Novation, to perform such obligations for the benefit of Creole, and

c	releases Creole from its obligation to observe, pay, perform, satisfy, fulfill or discharge any obligations under any Novated-to-Creole Reinsurance Agreement with respect to any Company SpinCo Obligation.

(b) No Transfer or Novation of Creole Obligations arising from RemainCo Operations. The Wholly Retained Creole Reinsurance Agreements are not novated or otherwise affected by the Dampkraft Assumption and Novation. The Assumed-by-Dampkraft Reinsurance Agreements are novated to Dampkraft as set forth above only to the extent that they reinsure Company SpinCo Obligations. To the extent that the Novated-to-Creole Reinsurance Agreements reinsure Company RemainCo Obligations, the Parties acknowledge that Creole and not Dampkraft shall continue to observe, pay, perform, satisfy, fulfill and discharge any and all now existing and hereafter arising duties, terms, provisions, covenants, obligations and liabilities of Creole as reinsurer under the Novated-to-Creole Reinsurance Agreements.

(c) No Effect on Aggregate Limits of Liability. It is understood and agreed that the aggregate liability of Creole and Dampkraft, taken together, under the Existing Reinsurance Agreements (or any of them) is not intended to be, and shall be deemed not to be, increased by implementation of this Agreement. In particular, and without limitation, to the extent that any Existing Reinsurance Agreement contains an aggregate limit of liability, that aggregate limit of liability shall, after the Assumption Time, apply as a single, joint aggregate limit of liability. Neither Creole nor Dampkraft shall have any further liability under a Novated-to-Creole Reinsurance Agreement upon actual exhaustion by payment of the single, joint aggregate limit of liability thereunder; provided, however, that each of Creole and Dampkraft agree that the Company may determine the order in which any such single, joint aggregate limit of liability may be payable by each of them under such Novated-to-Creole Reinsurance Agreement, and provided further that (x) neither Creole nor Dampkraft may refuse to pay any amount due to the Company on the basis of any claim or contention that in determining the order in which such limits are to be paid thereunder, the Company has not acted in good faith or has acted improperly, and (y) neither Creole nor Dampkraft may assert any such claim or contention as a defense to liability or payment or otherwise.

3. Collateral.

(a) Creole LOC.

(i) Creole will, within fifteen (15) days after the Effective Date, provide to the Company, as beneficiary thereof, an irrevocable letter of credit (the “Creole LOC”) in an amount of $ $1,000,176, issued in a form and by a bank or other financial institution, in each case acceptable to the Company; and/or such other forms of collateral as the Company may permit in writing from time to time. The Creole LOC shall secure the Go-Forward Creole Obligations.

(ii) The Creole LOC shall be “evergreen,” meaning that it shall provide by its terms that it will be renewed automatically each year for an additional year unless written notice of non-renewal is received by the Company at least sixty (60) days prior to the Creole LOC’s anniversary date. If the Company permits Creole to provide collateral in a form other than the Creole LOC, Creole shall provide such collateral in an amount and form acceptable to the Company.

(iii) Creole shall continue to provide the Creole LOC (or other collateral acceptable to the Company) as security for payment of the Go-Forward Creole Obligations, until the Company determines that there is no longer any need for such collateral. If there shall be a material deterioration in the financial condition of the bank or other financial institution which has issued the Creole LOC, the Company shall have the right to require Creole to replace the Creole LOC with a new letter of credit with similar terms issued by a bank or other financial institution then acceptable to the Company.

(iv) The Company shall have the right to draw against the Creole LOC and/or other collateral solely (a) in accordance with the terms of the applicable Novated-to-Creole Reinsurance Agreement, as the case may be, and/or as required and permitted by the laws and regulations of the Commonwealth of Pennsylvania, or (b) in the event that a notice of nonrenewal is received pursuant to the evergreen clause.

(v) Annually, the Company shall review and redetermine the amount of the Go-Forward Creole Obligations and the amount of collateral security required pursuant to this Agreement. At such time, RemainCo will provide its most recent audited financial statements, interim financial statements, and any other financial information reasonably requested by the Company for the purpose of evaluating the financial condition of RemainCo. RemainCo will provide any needed increases in the amount of the Creole LOC (and/or other collateral if acceptable to the Company) within thirty (30) days of the Company’s written request for any additional required amount of the Creole LOC. The Company will effect any decreases in the amount of the Creole LOC (and/or other collateral) promptly, provided that Creole is not in breach of any of its obligations under this Agreement or the Existing Reinsurance Agreements as transferred and novated hereunder and RemainCo is not in breach of any of its obligations to the Company under the ALAA.

(b) Dampkraft LOC.

(i) Dampkraft will, within fifteen (15) days after the Effective Date, provide to the Company, as beneficiary thereof, an irrevocable letter of credit (the “Dampkraft LOC”) in an amount of $ $1,926,507, issued in a form and by a bank or other financial institution, in each case acceptable to the Company; and/or such other forms of collateral as the Company may permit in writing from time to time. The Dampkraft LOC shall secure the Go-Forward Dampkraft Obligations.

(ii) The Dampkraft LOC shall be “evergreen,” meaning that it shall provide by its terms that it will be renewed automatically each year for an additional year unless written notice of non-renewal is received by the Company at least sixty (60) days prior to the Dampkraft LOC’s anniversary date. If the Company permits Dampkraft to provide collateral in a form other than the Dampkraft LOC, Dampkraft shall provide such collateral in an amount and form acceptable to the Company.

(iii) Dampkraft shall continue to provide the Dampkraft LOC (or other collateral acceptable to the Company) as security for payment of the Go-Forward Dampkraft Obligations, until the Company determines that there is no longer any need for such collateral. If there shall be a material deterioration in the financial condition of the bank or other financial institution which has issued the Dampkraft LOC, the Company shall have the right to require Dampkraft to replace the Dampkraft LOC with a new letter of credit with similar terms issued by a bank or other financial institution then acceptable to the Company.

(iv) The Company shall have the right to draw against the Dampkraft LOC and/or other collateral solely (a) in accordance with the terms of the applicable Novated-to-Dampkraft Reinsurance Agreement, as the case may be, and/or as required and permitted by the laws and regulations of the Commonwealth of Pennsylvania, or (b) in the event that a notice of nonrenewal is received pursuant to the evergreen clause.

(v) Annually, the Company shall review and redetermine the amount of the Go-Forward Dampkraft Obligations and the amount of collateral security required pursuant to this Agreement. At such time, SpinCo will provide its most recent audited financial statements, interim financial statements, and any other financial information reasonably requested by the Company for the purpose of evaluating the financial condition of SpinCo. Dampkraft will provide any needed increases in the amount of the Dampkraft LOC (and/or other collateral if acceptable to the Company) within thirty (30) days of the Company’s written request for any additional required amount of the Dampkraft LOC. The Company will effect any decreases in the amount of the Dampkraft LOC (and/or other collateral) promptly, provided that Dampkraft is not in breach of any of its obligations under this Agreement or the Existing Reinsurance Agreements as transferred and novated hereunder and SpinCo is not in breach of any of its obligations to the Company under the ALAA.

(c) Existing Security Agreements; Substituted Collateral. Notwithstanding anything in any Existing Reinsurance Agreement or any Existing Security Agreement to the contrary, the Company shall release the Existing Collateral (including, without limitation, providing the necessary directions to issuing banks of letters of credit, trustees of reinsurance trusts, and/or similar third parties) upon receipt of the Substituted Collateral as set forth in Section 3(a)(i) and 3(b)(i), and the Parties shall take all actions and execute any documents necessary to terminate the Existing Security Agreements.

(d) Adjustments of Funds Withheld. To the extent that the Company has retained funds of Creole or Dampkraft as funds withheld under any Existing Reinsurance Agreement (including, without limitation, by allocating reinsurance premium or other funds of the reinsurers to claim payment funds held by ESIS), such funds shall continue to be maintained following the transactions contemplated by this Agreement. If the Company desires to effect a one-time reallocation of such funds withheld as between Creole and Dampkraft as a result of the transactions contemplated by this Agreement, it shall provide notice of such reallocation as promptly as possible after the Assumption Time, but in any event on or prior to [●], and Creole and Dampkraft shall accept the Company’s determination of the amount of such reallocation.

4. Existing Collateral. The Substituted Collateral required to be provided by Creole and Dampkraft hereunder shall, except to the extent provided otherwise in this Agreement, be subject to all of the terms and conditions applicable to the Existing Collateral pursuant to the Existing Reinsurance Agreements to the same extent that such terms and conditions applied to the Existing Collateral thereunder.

5. Allocation.

(a) Company Designations. The Company’s determination as to whether an obligation is a Go-Forward Creole Obligation or a Go-Forward Dampkraft Obligation (a “Company Designation”) shall be binding on Creole and Dampkraft, and they shall not delay, or make any deduction with respect to, their payment or other response to such obligation on account of any disagreement with such determination, provided, however, that such payment or other response shall not be construed as prejudicial to either Party in any dispute between Creole and Dampkraft with respect to any such Company Designation.

(b) Disputes. Any dispute or disagreement between Creole and Dampkraft with respect to the correctness of a Company Designation shall be resolved pursuant to Article V of the Separation Agreement; provided, that (i) the Company will not be made a party to any arbitration proceeding arising from such dispute or disagreement, but may be called as a witness; (ii) any reasonable costs incurred by the Company in respect of any such arbitration proceeding will be fully reimbursed to the Company promptly following receipt of a reimbursement demand from the Company; (iii) under no circumstances will RemainCo, SpinCo, Creole or Dampkraft, as a result of such arbitration proceeding, require the Company to return any amount received by the Company pursuant to a prior Company Designation, whether such amount was received as a result of the Company’s draw against security posted for its benefit or otherwise, and (iv) the Company shall comply with the allocation or other resolution of such dispute.

6. Billing. On and after the Effective Date, the Company will (in each case in accordance with the billing procedures set forth in the applicable Existing Reinsurance Agreement)

(a) bill Creole directly for such of the Go-Forward Creole Obligations as are then due and payable, and provide Creole with appropriate reports and accounting with respect to such obligations; and

(b) bill Dampkraft directly for such of the Go-Forward Dampkraft Obligations as are then due and payable, and provide Dampkraft with appropriate reports and accounting with respect to such obligations.

7. Amendments. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated except by a written instrument signed by each Party.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation hereunder may be assigned or conveyed by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

9. No Waiver. The failure or refusal by any Party to exercise any rights granted hereunder shall not constitute a waiver of such rights or preclude the subsequent exercise thereof, and no oral communication shall be asserted as a waiver of any such rights hereunder unless such communication shall be confirmed in a writing plainly expressing an intent to waive such rights and signed by the Party against whom such waiver is asserted.

10. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties and other Persons signatory hereto transmitted by facsimile shall be deemed to be their original signatures for all purposes.

11. No Third Party Beneficiary. This Agreement shall not be deemed to give any right or remedy to any third party whatsoever unless otherwise specifically granted hereunder.

12. Parties’ Representations. As of the Effective Date, each of the Parties expressly represents on its own behalf: (a) it is an entity in good standing in its jurisdiction of organization; (b) it has all requisite corporate power and authority to enter into this Agreement, and to perform its obligations hereunder; (c) the execution and delivery by it of this Agreement, and the performance by it of its obligations under this Agreement, have been duly authorized by all necessary corporate or other action; (d) this Agreement, when duly executed and delivered by it, and subject to the due execution and delivery hereof by the other Parties, will be a valid and binding obligation of it, enforceable against it, its successors and permitted assigns, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles; (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (i) violate any provision of its Organizational Documents, (ii) violate any applicable order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against it, or binding upon it, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon it as of the date hereof, or (iii) violate any agreement, contract, obligation, promise or undertaking that is legally binding and to which it is a party or by which it is bound; and (f) the signatory hereto on behalf of it is duly authorized and legally empowered to enter into this Agreement on its behalf.

13. Notices. Any and all notices, requests, approvals, authorizations, consents, instructions, designations and other communications that are required or permitted to be given pursuant to this Agreement shall be in writing and may be given either by personal delivery, first class prepaid post (airmail if to another country) or by internationally recognized overnight delivery service to the following address, or to such other address and recipient as such Party may have notified in accordance with the terms of this section as being its address or recipient for notification for the purposes of this Agreement:

If to the Company	ACE American Insurance Company

If to Creole:	Creole Insurance Company, Ltd.,
or any RemainCo Entity:	11525 North Community House Road Suite 600 Charlotte, NC 28277 Attention: Chief Risk Officer (with a copy to General Counsel) Telephone: [●] Facsimile: [●]

If to Dampkraft:	Dampkraft Insurance Company
or any SpinCo Entity:	13024 Ballantyne Place Suite 700 Charlotte, NC 28277 Attention: Senior Manager-Insurance (with a copy to General Counsel) Telephone: [●] Facsimile: [●]

Any notice or communication to any Person shall be deemed to be received by that Person:

(A) upon personal delivery; or

(B) upon receipt if sent by overnight mail or courier.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to those provisions concerning conflicts of laws that would result in the application of the laws of any other jurisdiction.

15. Entire Agreement. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG ALL OF THE PARTIES WITH RESPECT TO THE TRANSFERS, ASSUMPTIONS, AND NOVATIONS DESCRIBED HEREIN AND SUPERSEDES ALL OTHER PRIOR AGREEMENTS AND UNDERSTANDINGS, BOTH WRITTEN AND ORAL, WITH RESPECT TO SUCH TRANSFERS, ASSUMPTIONS, AND NOVATIONS. SOLELY FOR INTERPRETATION PURPOSES, THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT IS INTENDED TO BE READ TOGETHER WITH THE ALAA.

16. Dispute Resolution. For dispute resolution purposes as between Creole and Dampkraft, and all disputes between Creole and Dampkraft arising out of this Agreement, including without limitation as to whether a given obligation is a Go-Forward Creole Obligation or a Go-Forward Dampkraft Obligation, shall be resolved in accordance with the procedures set forth in Article V of the Separation Agreement.

As between the Company on the one hand and Creole and/or Dampkraft, on the other hand, all disputes arising hereunder shall be resolved in accordance with the arbitration provisions of the most recent Existing Reinsurance Agreement. In any such arbitration, the entity named in the applicable Company Designation shall be the party formally opposed to the Company, but the other of Creole or Dampkraft shall have right to associate effectively in the defense and/or prosecution of such arbitration.

17. Severability. If any term or other provision of this Agreement or the Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

18. Rules of Construction. The definitions of terms used herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections and Exhibits shall be construed to refer to Articles and

Sections of, and Exhibits to, this Agreement. No provision of this Agreement shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties intending to be legally bound hereby have executed this Agreement, by their duly authorized representatives.

ACE AMERICAN INSURANCE COMPANY

By:
Name:
Title:

CREOLE INSURANCE COMPANY, LTD.

By:
Name:
Title:

DAMPKRAFT INSURANCE COMPANY

By:
Name:
Title:

Signature Page to Group II Agreement

EXHIBIT I – SPINCO ENTITIES

See Schedule 1.1(d) and Schedule 1.1(l) attached hereto. No SpinCo Entity listed on Schedule 1.1(d) shall be deemed to be an “Insured”, a “Named Insured” or otherwise be deemed to be insured under any Existing Policy or Existing Reinsurance Agreement solely by virtue of being listed on such Schedule 1.1(d).

Schedule 1.1(d)

Designated SpinCo Entities

Reference ID	Name	Jurisdiction	Formation
2058	B&W NE Luxembourg SARL	Luxembourg	6/7/2012
2046	B&W Nuclear Maintenance Services, Inc.	Delaware	3/23/2011
532	Babcock & Wilcox Canada Ltd.	Ontario	6/5/1922
2049	Babcock & Wilcox Commercial Power, Inc.	Delaware	6/15/2011
2014	Babcock & Wilcox Conversion Services, LLC	Delaware	7/14/2009
2002	Babcock & Wilcox Intech, Inc.	Tennessee	7/29/1994
2048	Babcock & Wilcox International Technical Services, Inc.	Delaware	6/1/2011
380	Babcock & Wilcox Investment Company	Delaware	7/12/1990
2042	Babcock & Wilcox Modular Reactors LLC	Delaware	12/21/2010
2056	Babcock & Wilcox mPower, Inc.	Delaware	1/11/2012
2071	Babcock & Wilcox NOG Technologies, Inc.	Delaware	6/12/2013
2059	Babcock & Wilcox Nuclear Energy Europe SAS	France	7/5/2012
1967	Babcock & Wilcox Nuclear Energy, Inc.	Delaware	5/23/2007
1974	Babcock & Wilcox Nuclear Operations Group, Inc.	Delaware	11/20/2007
2035	Babcock & Wilcox Shaw Remediation, LLC	Delaware	5/19/2010
1961	Babcock & Wilcox Technical Services (U.K.) Limited	United Kingdom	12/19/2006
1970	Babcock & Wilcox Technical Services Clinch River, LLC	Delaware	5/16/2007
572	Babcock & Wilcox Technical Services Group, Inc.	Delaware	12/11/1991
587	Babcock & Wilcox Technical Services Savannah River Company	Delaware	9/1/1995
710	Babcock & Wilcox Technical Services Y-12, LLC	Delaware	4/20/2000
596	Babcock & Wilcox Government and Nuclear Operations, Inc.	Delaware	3/19/1997
580	BWXT Federal Services, Inc.	Delaware	10/13/1994
1576	BWXT Washington, Inc.	Delaware	9/29/2004
189	Creole Insurance Company, Ltd.	South Carolina	6/7/1973
2062	Generation mPower Canada Ltd	Saskatchewan	10/17/2012
2043	Generation mPower LLC	Delaware	12/16/2010
2009	Idaho Treatment Group, LLC	Delaware	12/22/2008
2003	Intech International, Inc.	Ontario	12/17/1997
	Kansas City Advanced Manufacturing, LLC	Delaware	1/27/2015
1968	Marine Mechanical Corporation	Delaware	2/3/1994
2005	NFS Holdings, Inc.	Delaware	9/25/2007

Reference ID	Name	Jurisdiction	Formation
2004	NOG-Erwin Holdings, Inc.	Delaware	7/30/2008
2006	Nuclear Fuel Services, Inc.	Delaware	9/25/2007
2029	The Babcock & Wilcox Company	Delaware	3/8/2010
2031	Urizon Recovery Systems, LLC	Delaware	7/25/2002
1580	Washington Group BWXT Operating Services, LLC	Delaware	1/20/2004

Schedule 1.1(l)

SpinCo Subsidiaries

Reference ID	Name	Jurisdiction	Formation
	Dampkraft Insurance Company	South Carolina	4/14/2015
Adtec AB
Gotaverken Emission Techology AB
553	Americon Equipment Services, Inc.	Delaware	12/3/1985
554	Americon, Inc.	Delaware	3/29/1985
127	B&W de Panama, Inc.	Panama	3/5/1986
2075	B&W PGG Luxembourg Canada Holdings SARL	Luxembourg	11/21/2013
2054	B&W PGG Luxembourg Finance SARL	Luxembourg	11/15/2011
2053	B&W PGG Luxembourg Holdings SARL	Luxembourg	11/15/2011
555	Babcock & Wilcox Construction Co., Inc.	Delaware	3/29/1985
2107	Babcock & Wilcox Monterrey Finance SARL	Luxembourg	12/5/2014
2011	Babcock & Wilcox de Monterrey S.A. de C.V.	Mexico	9/16/2009
327	Babcock & Wilcox Ebensburg Power, LLC	Delaware	12/2/1986
302	Babcock & Wilcox Equity Investments, LLC	Delaware	12/10/1984
2080	Babcock & Wilcox Global Sales & Services - Chile SpA	Chile	5/19/2014
2081	Babcock & Wilcox Global Sales & Services SARL	Luxembourg	3/19/2014
2028	Babcock & Wilcox India Holdings, Inc.	Delaware	3/4/2010
598	Babcock & Wilcox India Private Limited	India	2/3/1999
126	Babcock & Wilcox International Investments Co., Inc.	Panama	10/23/1985
530	Babcock & Wilcox International Sales and Service Corporation	Delaware	9/27/1973
541	Babcock & Wilcox International, Inc.	Delaware	5/20/1981
2072	Babcock & Wilcox Power Generation Group Canada Corp.	Nova Scotia	11/27/2013
500	Babcock & Wilcox Power Generation Group, Inc.	Delaware	12/16/1977
599	Babcock & Wilcox Volund A/S	Denmark	11/22/1999
1988	Delta Power Services, LLC	Delaware	3/1/2001
766	Diamond Operating Co., Inc.	Delaware	3/1/2002
1572	Diamond Power Australia Holdings, Inc.	Delaware	9/3/2002
1984	Diamond Power Central & Eastern Europe s.r.o.	Czech Republic	3/25/2008
1573	Diamond Power China Holdings, Inc.	Delaware	9/3/2002
521	Diamond Power do Brasil Limitada	Brazil	2/13/1998
1574	Diamond Power Equity Investments, Inc.	Delaware	9/3/2002
525	Diamond Power Finland OY	Finland	3/14/1985

Reference ID	Name	Jurisdiction	Formation
504	Diamond Power Germany GmbH	Germany	10/30/2001
597	Diamond Power International, Inc.	Delaware	3/6/1997
949	Diamond Power Machine (Hubei) Co., Inc.	China	4/20/2004
1908	Diamond Power Services S.E.A. Ltd.	Thailand	2/22/2000
522	Diamond Power Specialty (Proprietary) Limited	Republic of South Africa	4/29/1998
523	Diamond Power Specialty Limited	United Kingdom	3/5/1913
524	Diamond Power Sweden AB	Sweden	3/2/1965
2079	DPS Anson, LLC	Delaware	1/15/2014
2044	DPS Berlin, LLC	Delaware	2/24/2011
1997	DPS Cadillac, LLC	Delaware	2/17/2006
1995	DPS Florida, LLC	Delaware	10/25/2005
1993	DPS Gregory, LLC	Delaware	11/10/2004
1992	DPS Mecklenburg, LLC	Delaware	9/27/2004
9999	DPS Piedmont, LLC	Delaware	6/29/2010
2082	Ebensburg Energy, LLC	Delaware	3/27/2014
967	Ebensburg Investors Limited Partnership	Pennsylvania	3/26/1992
331	Ebensburg Power Company	Pennsylvania	12/9/1986
2027	Gotaverken Milijo AB	Sweden	12/3/2003
2055	Loibl Allen-Sherman Hoff GmbH	Germany	12/16/1993
2104	MEGTEC Acquisition, LLC	Delaware	8/8/2008
2097	MEGTEC Energy & Environmental LLC	Delaware	4/22/2008
2092	MEGTEC Environmental Limited	United Kingdom	12/12/2003
2100	MEGTEC Europe Cooperatief U.A.	Netherlands	8/20/2008
2083	MEGTEC Holdings, Inc.	Delaware	8/8/2008
2089	MEGTEC IEPG BV	Netherlands
2103	MEGTEC India Holdings, LLC	Delaware	4/22/2008
2101	MEGTEC PPG BV	Netherlands	9/17/2008
2091	MEGTEC Systems AB	Sweden	8/8/1970
2095	MEGTEC Systems Amal AB	Sweden	7/17/2001
2098	MEGTEC Systems Australia, Inc.	Delaware	1/12/1999
2087	MEGTEC Systems India Private Ltd.	India	12/19/2005
2094	MEGTEC Systems Limited	United Kingdom	9/17/2008
2093	MEGTEC Systems S.A.S.	France	11/23/1974
2086	MEGTEC Systems Shanghai Ltd.	China
2096	MEGTEC Systems, Inc.	Delaware	7/7/1997
2085	MEGTEC Thermal Energy & Environmental Technology (Shanghai), LTD.	China
2088	MEGTEC TurboSonic Inc.	Ontario	7/1/2000
2099	MEGTEC TurboSonic Technologies, Inc.	Delaware	4/14/1961

Reference ID	Name	Jurisdiction	Formation
2101	MTS Asia, Inc.	Delaware	6/17/2001
2090	MTS Environmental GmbH	Germany	2/27/2008
1989	O&M Holding Company	Delaware	6/26/2008
707	P.T. Babcock & Wilcox Asia	Indonesia	8/24/2000
534	Palm Beach Resource Recovery Corporation	Florida	10/26/1984
560	Power Systems Operations, Inc.	Delaware	10/22/1985
568	Revloc Reclamation Service, Inc.	Delaware	7/2/1990
2013	Servicios de Fabricacion de Valle Soleado, S.A. de C.V.	Mexico	7/31/2009
2012	Servicios Profesionales de Valle Soleado, S.A. de C.V.	Mexico	7/31/2009
767	SOFCo - EFS Holdings LLC	Delaware	2/22/2002
595	Babcock & Wilcox Technology, Inc.	Delaware	3/6/1997
	Babcock & Wilcox Holdings, Inc.	Delaware	4/20/2015

EXHIBIT II - EXISTING REINSURANCE AGREEMENTS

Reinsurance Agreement (agreement # 22004)	Creole Insurance Company, Ltd.	Insurance Company of North America	McDermott Incorporated Et AI.	6/1/1975
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1977
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1977
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	INA of Texas	4/1/1978
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1978
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	INA of Texas	4/1/1979
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	INA of Texas	4/1/1979
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	INA of Texas	4/1/1980
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	INA of Texas	4/1/1980
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1982
Addendum Number Five to Reinsurance Agreement effective 4/1/1982	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1983
Addendum Number Six to Reinsurance Agreement effective 4/1/1982	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1984
Addendum Number Seven to Reinsurance Agreement effective 4/1/1982	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1985
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1986

Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1987
Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company		4/1/1987
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1988
Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company		4/1/1988
Trust Agreement	Creole Insurance Company, Ltd.	Pacific Employers Insurance Company	Morgan Guaranty Trust Company of New York	6/24/1988
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1989
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1990
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1990
Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company		4/18/1990
Reinsurance Agreement - Addendum I	Creole Insurance Company, Ltd.	CIGNA Insurance Company		4/19/1990
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1991
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America		4/1/1991
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	Pacific Employers Insurance Company	4/1/1992
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	Pacific Employers Insurance Company	4/1/1993
Reinsurance Agreement	Creole Insurance Company, Ltd.	Insurance Company of North America	Pacific Employers Insurance Company	4/1/1994
Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company of Texas		4/1/1994
Workers Compensation Residual Market Assessments Captive Programs	Creole Insurance Company, Ltd.	CIGNA Insurance Company of Texas		4/1/1994

Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company				4/1/1995
Agreement for Workers Compenstion Redsidual Market Assessments Captive Programs	Creole Insurance Company, Ltd.	CIGNA Insurance Company				4/1/1995
Reinsurance Agreement	Creole Insurance Company, Ltd.	CIGNA Insurance Company	Indemnity Insurance Company of North America	CIGNA Insurance Company of Canada		4/1/1995
Reinsurance Agreement	Creole Insurance Company, Ltd.	Bankers Standard Insurance Company				4/1/1995
Workers Compensation Residual Market Assessments 1995 Captive Programs	Creole Insurance Company, Ltd.	Bankers Standard Insurance Company				4/1/1995
Reinsurance Agreement	Creole Insurance Company, Ltd.	Indemnity Insurance Co. of N.A.	CIGNA Insurance Company	CIGNA Insurance Company of Canada		4/1/1995
Addendum I to Reinsurance Agreement	Creole Insurance Company, Ltd.	Indemnity Insurance Company of North America	CIGNA Insurance Company	CIGNA Insurance Company of Canada		4/1/1996
Reinsurance Agreement	Creole Insurance Company, Ltd.	Indemnity Insurance Co. of N.A.	CIGNA Insurance Company	CIGNA Insurance Company of Canada	Pacific Employers Insurance Company	4/1/1997

EXHIBIT III – REMAINCO ENTITIES

See Schedule 1.1(b) and Schedule 1.1(e) attached hereto. No RemainCo Entity listed on Schedule 1.1(b) shall be deemed to be an “Insured”, a “Named Insured” or otherwise be deemed to be insured under any Existing Policy or Existing Reinsurance Agreement solely by virtue of being listed on such Schedule 1.1(b).

Schedule 1.1(b)

Designated RemainCo Entities

Reference ID	Name
2037	American Centrifuge Manufacturing, LLC
460	B&W Energy Investments, Inc.
950	B&W Fuel Company
535	B&W Fuel, Inc.
537	B&W Nuclear Service Company
960	B&W Nuclear Service Company
536	B&W Nuclear, Inc.
381	B&W Special Projects, Inc.
569	B&W Triso Corporation
573	B&W/OHM Weldon Spring, Inc.
565	Babcock & Wilcox Government Services Company
Babcock & Wilcox Michoud Operations, LLC
Babcock & Wilcox Modular Nuclear Energy, LLC
2007	Babcock & Wilcox Nevada, LLC
Babcock & Wilcox Nuclear Services (U.K.) Limited
945	Babcock-Brown Boveri Reaktor GmbH
BCE Parts Ltd.
Burlington Niche Services Ltd.
BWXT Hanford Company
BWXT of Idaho, Inc.
BWXT of Ohio, Inc.
590	BWXT Protec, Inc.
C3 Nuclear Limited
Columbia Basin Ventures, LLC
321	Conam Nuclear, Inc.
1914	CTR Solutions, LLC
DM Petroleum Operations Company
961	Enserch Environmental Management Company, Inc.
461	International Disarmament Corporation
Isotek Systems, LLC
Nuclear Materials and Equipment Corporation
Nuclear Production Partners, LLC
958	Olin Pantex Inc.
Rocky Flats Technical Associates, Inc.
1980	Savannah River Alliance LLC
2008	Savannah River Tactical Services LLC
570	Triso
Tubesolve Ltd.

Schedule 1.1(e)

RemainCo Subsidiaries

Reference ID	Name	Jurisdiction	Formation
2058	B&W NE Luxembourg SARL	Luxembourg	6/7/2012
2046	B&W Nuclear Maintenance Services, Inc.	Delaware	3/23/2011
532	Babcock & Wilcox Canada Ltd.	Ontario	6/5/1922
2049	Babcock & Wilcox Commercial Power, Inc.	Delaware	6/15/2011
2014	Babcock & Wilcox Conversion Services, LLC	Delaware	7/14/2009
2002	Babcock & Wilcox Intech, Inc.	Tennessee	7/29/1994
2048	Babcock & Wilcox International Technical Services, Inc.	Delaware	6/1/2011
380	Babcock & Wilcox Investment Company	Delaware	7/12/1990
2042	Babcock & Wilcox Modular Reactors LLC	Delaware	12/21/2010
2056	Babcock & Wilcox mPower, Inc.	Delaware	1/11/2012
2071	Babcock & Wilcox NOG Technologies, Inc.	Delaware	6/12/2013
2059	Babcock & Wilcox Nuclear Energy Europe SAS	France	7/5/2012
1967	Babcock & Wilcox Nuclear Energy, Inc.	Delaware	5/23/2007
1974	Babcock & Wilcox Nuclear Operations Group, Inc.	Delaware	11/20/2007
2035	BWSR, LLC	Delaware	5/19/2010
1961	Babcock & Wilcox Technical Services (U.K.) Limited	United Kingdom	12/19/2006
1970	Babcock & Wilcox Technical Services Clinch River, LLC	Delaware	5/16/2007
572	Babcock & Wilcox Technical Services Group, Inc.	Delaware	12/11/1991
587	Babcock & Wilcox Technical Services Savannah River Company	Delaware	9/1/1995
710	Babcock & Wilcox Technical Services Y-12, LLC	Delaware	4/20/2000
596	Babcock & Wilcox Government and Nuclear Operations, Inc.	Delaware	3/19/1997
580	BWXT Federal Services, Inc.	Delaware	10/13/1994
1576	BWXT Washington, Inc.	Delaware	9/29/2004
189	Creole Insurance Company, Ltd.	South Carolina	6/7/1973
2062	Generation mPower Canada Ltd	Saskatchewan	10/17/2012
2043	Generation mPower LLC	Delaware	12/16/2010
2009	Idaho Treatment Group, LLC	Delaware	12/22/2008
2003	Intech International, Inc.	Ontario	12/17/1997
2110	Kansas City Advanced Manufacturing, LLC	Delaware	1/27/2015
1968	Marine Mechanical Corporation	Delaware	2/3/1994
2005	NFS Holdings, Inc.	Delaware	9/25/2007
2004	NOG-Erwin Holdings, Inc.	Delaware	7/30/2008

Reference ID	Name	Jurisdiction	Formation
2006	Nuclear Fuel Services, Inc.	Delaware	9/25/2007
2029	The Babcock & Wilcox Company	Delaware	3/8/2010
3087	BWXT Foreign Holdings LLC	Delaware	4/20/2015
	BWXT Canada Holdings Corp.	Nova Scotia